Exhibit 99.1

November 3, 2008

Securities & Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Encision, Inc.

Dear Commission:

We have read the statements of Encision, Inc., included under Item 4.01 of Form 8-K, with respect to this firm’s resignation as the registered independent accounting firm of Encision, Inc. that occurred on November 1, 2008. We agree with the statements made in response to that Item insofar as they relate our firm.

Very Truly Yours, Gordon, Hughes & Banks, LLP